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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-25585 and Form S-8 No. 33-77494) pertaining to the NAC Re Corp. Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-27745) pertaining to the NAC Re Corp. 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 7813) pertaining to the NAC Re Corp. 1985 and 1986 Stock Option Plans, in the Registration Statements (Form S-8 No. 33-22841 and Form S-8 No. 333-03935) pertaining to the NAC Re Corp. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-34516) pertaining to the NAC Re Corp. Director's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-77492) pertaining to the NAC Re Corp. Director's Stock Option Plan, and in the Registration Statement (Form S-8 No. 33-77114) pertaining to the NAC Re Corp. 1993 Stock Option Plan of our report dated February 4, 1997, with respect to the consolidated financial statements and schedules of NAC Re Corporation and subsidiaries included and/or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                             ERNST & YOUNG LLP

New York, New York
March 24, 1997